Exhibit 99.1
GE GROWS IN CRITICAL ENERGY INFRASTRUCTURE WITH ACQUISITION OF MIDSTREAM NATURAL GAS MASTER LIMITED PARTNERSHIP FROM HM CAPITAL
DALLAS and HOUSTON, June 19, 2007 — Catapulting its growth in critical energy infrastructure, GE Energy Financial Services, a unit of GE (NYSE: GE), announced today that it has acquired interests in Regency Energy Partners LP (Nasdaq: RGNC) — a master limited partnership that owns natural gas gathering and processing systems in Texas, Louisiana, Oklahoma and Kansas, as well as an intrastate pipeline in Louisiana — from HM Capital Partners LLC for $603 million.
“This acquisition enables us to become even more competitive in our constant pursuit of organic growth, particularly in critical energy infrastructure such as midstream,” said Alex Urquhart, President and CEO of GE Energy Financial Services. “Regency offers attractive economics, an efficient capital source and an experienced, performance-driven management team.”
Dan Castagnola, a managing director at GE Energy Financial Services in Houston, said: “For Regency and its investors, we offer our strong balance sheet and the potential to add midstream assets we currently own or will acquire. For GE, we gain a solid platform for expansion because of Regency’s significant pipeline of organic growth projects and record of adding high-quality assets.”
GE Energy Financial Services acquired 91 percent of Regency’s general partner and 16.7 million subordinated units from HM Capital, the Dallas-based private equity firm that helped take Regency public in February 2006. In addition, GE Energy Financial Services acquired 1.1 million subordinated units from members of Regency’s management. After this transaction, Regency’s management owns the balance of the general partner and continues to own 1.2 million subordinated units. In all, GE Energy Financial Services now owns about 37 percent of the outstanding limited partner units. Affiliates of HM Capital elected to retain more than 8 million of the common limited partner units, making them the second largest investor in Regency.
Regency owns approximately 4,000 miles of gas gathering pipelines and 175,000 horsepower of compression in Texas, Louisiana, Oklahoma and Kansas, a 320-mile intrastate pipeline in North Louisiana, and 13 processing and treating plants, with a combined throughput of 1.2 billion cubic feet per day. Its customers include major and independent southwestern gas producers.
“As the owner of our general partner, GE will bolster Regency’s growth strategy by opening the door to opportunities to expand our footprint in new geographic areas and to explore new lines of business,” said James W. Hunt, Chairman, President and CEO of Regency. “Our future is bright, and we look forward to working with GE in continuing to build one of the premier midstream MLPs.”
GE
Energy Financial Services
www.geenergyfinancialservices.com

Joe Colonnetta, Partner at HM Capital, said: “Understanding the fragmented U.S. midstream marketplace, we have been successful in our mission to build Regency into a strategically relevant, midstream service provider. It was our goal to attract an experienced natural gas player, like GE, to capitalize on Regency’s footprint moving forward and invest in its next level of growth. As a result, we are delighted to retain a significant interest in Regency in support of GE’s vision for the midstream sector, and we are pleased to deliver solid returns within our energy investment platform.”
GE Energy Financial Services has investments in 20,000 miles of gas pipelines in North America, including the largest system in the central US — Southern Star Central. In addition, GE Energy Financial Services has invested in SourceGas — a local gas distribution company in Colorado, Nebraska, Wyoming and Hermosillo, Mexico — a gas gathering system in Kansas and an underground gas storage facility in the Gulf Coast. GE Energy Financial Services’ oil and gas portfolio also includes reserves. Since 1991, the GE unit has provided $2.75 billion in partnership equity for its US independent private and public oil and gas partner-operators who produce an estimated 100 million cubic feet of natural gas and 15,000 barrels of oil daily.
According to research firm John S. Herold Inc., master limited partnerships have played a major role in consolidation in midstream oil and gas, accounting for $44 billion in acquisitions over the past five years.
Goldman, Sachs & Co. and Vinson & Elkins LLP advised GE Energy Financial Services, and Lehman Brothers and Hughes & Luce LLP advised HM Capital.
About GE Energy Financial Services
GE Energy Financial Services’ 300 experts invest globally with a long-term view, backed by the best of GE’s technical know-how and financial strength, across the capital spectrum and the energy and water industries, to help their customers and GE grow. With $14 billion in assets, GE Energy Financial Services, based in Stamford, Connecticut, invests more than $5 billion annually in two of the world’s most capital-intensive industries, energy and water. More information: www.geenergyfinancialservices.com.
About GE
GE (NYSE: GE) is Imagination at Work — a diversified technology, media and financial services company focused on solving some of the world’s toughest problems. With products and services ranging from aircraft engines, power generation, water processing and security technology to medical imaging, business and consumer financing, media content and advanced materials, GE serves customers in more than 100 countries and employs more than 300,000 people worldwide. For more information, visit www.ge.com
About Regency Energy Partners LP
Regency Energy Partners LP is a growth-oriented, midstream partnership engaged in the gathering, processing, transporting and marketing of natural gas and gas liquids. For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

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About HM Capital Partners LLC
Based in Dallas, HM Capital Partners LLC is a private equity firm that leverages 17 years of sector expertise to acquire, change and build strategically relevant businesses in the energy, food and media sectors. Over the past three years, HM Capital has executed 19 transactions in the energy sector, representing more than $3 billion in transaction value. The firm is currently investing and managing more than $3.7 billion in equity capital. For more information, visit www.hmcapital.com.
This press release may contain forward-looking statements regarding Regency Energy Partners, including projections, estimates, forecasts, plans and objectives. These statements are based on management’s current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include changes in laws and regulations impacting the gathering and processing industry, the level of creditworthiness of the Partnership’s counterparties, the Partnership’s ability to access the debt and equity markets, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership’s transactions, changes in commodity prices, interest rates, demand for the Partnership’s services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:
Andy Katell, GE Energy Financial Services
203-961-5773
Ken Koprowski, GE Energy Financial Services
203-961-5743
Shannon Ming, Regency Energy Partners
214-239-0093
Elizabeth Browne, For HM Capital
972-716-0500 ext. 26

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Editor’s Note: Caption for map accompanying this press release: This map shows key natural gas gathering and processing systems, as well as an intrastate pipeline in Louisiana, included in GE Energy Financial Services’ acquisition of interests in Regency Energy Partners LP.

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